Exhibit 99.1

December 22, 2008
Bulletin No. 1312

Bank Will Not Publish Projected Dividend Rate for Fourth Quarter 2008

Dear Chief Executive Officer:

For the past few years, it has been the practice of the Bank's Board of Directors to declare the dividend for each quarter prior to the end of that quarter. The Bank has typically announced a projected dividend rate prior to the end of the quarter, as well. Given the ongoing uncertainty in the credit and housing markets, the Bank will not follow these practices for the fourth quarter of 2008.

Persistent stresses in the credit markets, substantial declines in real estate values, and increasing weakness in the U.S. economy are continuing to affect the loan collateral underlying the Bank's non-agency mortgage-backed securities, increasing the risk that some of these securities will require an impairment charge. Given this uncertainty and other current market conditions, the Bank's Board of Directors has not taken any action with respect to the fourth quarter dividend, and the Bank does not plan to publish a projected fourth quarter dividend rate.

Please note that payment of a dividend remains within the discretion of the Bank's Board of Directors and subject to certain regulatory requirements.

If you have any questions about this announcement, please contact your Relationship Manager.

Sincerely,

/s/ Dean Schultz

Dean Schultz
President and Chief Executive Officer

cc: Chief Financial Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This bulletin contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "will," "plan," or their negatives or other variations on these terms. The Bank cautions that by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the changes in federal laws and regulations. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.